As filed with the Securities and Exchange Commission on March 2, 2001
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOLECTRON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2447045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

777 Gibraltar Drive
Milpitas, California    95035
(Address, including zip code, of Registrant's principal executive offices)

Solectron Corporation Amended and
Restated 1992 Stock Option Plan
(Full title of the Plans)

SUSAN WANG
Senior Vice President,
Chief Financial Officer and Secretary
SOLECTRON CORPORATION
777 Gibraltar Drive
Milpitas, California 95035
(408) 957-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
STEVEN E. BOCHNER, ESQ.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock
$0.001 par value	20,000,000	$27.2600	$545,200,000	$136,300.00

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share of the Common Stock as reported in the New York Stock Exchange as of March 1, 2001.

SOLECTRON CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File #333-75813), the audited financial statements for the Registrant's fiscal year ended August 25, 2000 contained in the Registrant's Annual Report on Form 10-K for the fiscal year ended August 25, 2000 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on November 13, 2000, and the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 1, 2000 filed pursuant to Section 13(a) of the Exchange Act.

ITEM 4 DESCRIPTION OF SECURITIES.

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Inapplicable.

ITEM 8. EXHIBITS

Exhibit Number	Document
4.1	1992 Stock Option Plan, as amended, together with form of Stock Option Agreements, Notices of Grants and Exercise Form.
5.1	Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.
23.1	Consent of Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).

II-1

ITEM 9 UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Solectron Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 2nd day of March, 2001.

SOLECTRON CORPORATION

By:	/s/ Susan S. Wang

Susan S. Wang
Senior Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Koichi Nishimura and Susan Wang, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Koichi Nishimura, Ph.D. Koichi Nishimura, Ph.D.	President, Chief Executive Officer and Chairman of the Board	March 2, 2001
/s/ Susan S. Wang Susan S. Wang	Senior Vice President, Chief Financial Officer and Secretary	March 2, 2001
/s/ Winston H. Chen, Ph.D. Winston H. Chen, Ph.D.	Director	March 2, 2001
/s/ Richard A. D'Amore Richard A. D'Amore	Director	March 2, 2001
/s/ Charles A. Dickinson Charles A. Dickinson	Director	March 2, 2001
/s/ Heinz Fridrich Heinz Fridrich	Director	March 2, 2001
/s/ Philip Gerdine, Ph.D. Philip Gerdine, Ph.D.	Director	March 2, 2001
/s/ William Hasler William Hasler	Director	March 2, 2001
/s/ Kenneth E. Haughton, Ph.D. Kenneth E. Haughton, Ph.D.	Director	March 2, 2001
/s/ Paul R. Low, Ph.D. Paul R. Low, Ph.D.	Director	March 2, 2001
/s/ Osamu Yamada Osamu Yamada	Director	March 2, 2001

INDEX TO EXHIBITS

Exhibit Number	Document
4.1	1992 Stock Option Plan, as amended, together with form of Stock Option Agreements, Notices of Grants and Exercise Form.
5.1	Opinion of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation.
23.1	Consent of Independent Auditors.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (see page II-3).